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                              EMPLOYMENT AGREEMENT


               THIS AGREEMENT ("Agreement"), dated as of May 30, 1997, between AUDIO COMMUNICATIONS NETWORK, INC., a Florida corporation (the "Company"), and MITCHELL KLEINHANDLER (the "Executive").


                               W I T N E S S E T H


               WHEREAS, the Company desires to employ the Executive, and the Executive desires to accept such employment, on the terms and conditions set forth herein.

               NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein, and for other good and valuable consideration, it is hereby agreed as follows:

               1. POSITION AND DUTIES. (A) EMPLOYMENT AND POSITION - The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, upon the terms and conditions set forth herein. The Executive shall serve as President and Chief Operating Officer of the Company. The Executive shall also serve as an executive officer of any or all of the Company's subsidiaries without any compensation other than as set forth herein.

                      (B) DUTIES - During the Term, the Executive shall perform and discharge the duties generally consistent with the position of President and Chief Operating Officer and such other executive duties consistent with such offices as may be assigned to him by the Board of Directors of the Company (the "Board") from time to time in accordance with this Agreement. During the "Term", as defined in Section 5 below, and any extension thereof, the Executive shall perform such duties on a full-time basis provided, however, that the Executive shall not be precluded from devoting such time to such other business and personal affairs as shall not materially interfere with the performance of his duties hereunder.

               2. COMPENSATION. (A) BASE SALARY - For the Executive's services hereunder, the Company shall pay the Executive an annual salary (as the same may be increased from time to time, the "Base Salary") of $200,000 payable in accordance with the customary payroll practices of the Company.

                      (B) BONUS - The Executive shall be entitled to a bonus of $50,000 for each calendar year during the Term of this Agreement if the Company achieves or exceeds "Plan" for such calendar year. If the Company achieves less than 95% of Plan for any calendar year, Executive shall not be entitled to any bonus for such calendar year. If the Company achieves 95% or more of Plan for any calendar year but less than 100% of Plan for such calendar year, Executive shall be entitled to a proportionate share of the $50,000 bonus for such calendar year.



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Such bonus shall be payable within twenty (20) days after the Company's
Compensation Committee receives the Company's audited financials for such year. If the Executive was not employed by the Company for the entire calendar year, the bonus otherwise payable, if any, for such calendar year will be pro-rated for the number of complete months of such year during which the Executive was employed. "Plan" for purposes hereof shall mean the Company's (and its subsidiaries on a consolidated basis) earnings before interest, taxes, depreciation and amortization less capital expenditures for the applicable period as set forth in the projections provided to its lenders in connection with the Company's Credit Agreement of even date, as now or hereafter amended. In addition, the Executive shall be entitled to such other bonus or bonuses as the Board in its discretion may determine to award to him from time to time.

                      (C) ADJUSTMENTS. The Base Salary shall be increased by $25,000 per annum and the bonus shall be increased by $25,000 per annum (or a pro-rata portion thereof for any period less than a year) should David Unger ("Unger") in his sole discretion elect to reduce his time commitment to the Company as set forth in paragraph 3 of Unger's Employment Agreement with the Company of even date (the "Unger Employment Agreement").

                      (D) WITHHOLDING. All payments required to be made by the Company to the Executive under this Agreement (whether under this Section 2 or otherwise) shall be subject to withholding taxes, social security and other payroll deductions as required by law in accordance with the Company's policies applicable to employees of the Company at the Executive's level and the provisions of the "Benefit Plans," as defined in Section 3 below.

               3. BENEFITS. (A) BENEFITS PLANS - During the Term, the Company shall provide to the Executive all fringe benefits which the Company may generally make available to its senior executive employees from time to time, including, without limitation, benefits provided under the Company's pension and profit-sharing plans (if any), health benefit plans (such as medical and hospitalization coverage), and insurance plans (such as life, supplemental life, disability, business travel, accident and accidental death and dismemberment) on the same basis as offered to such other executives (collectively, the "Benefit Plans").

                      (B) AUTOMOBILE - During the Term, the Company shall provide the Executive with either of the following, at the Executive's option,
(a) a car allowance or (b) a luxury class car with lease or finance payments to be paid by the Company provided that the Company shall not be obligated to spend more than $500 per month with respect to the foregoing and all related expenses, which amount may be increased by the amount by which the maximum $500 per month similar benefit available to Unger under the Unger Employment Agreement is not used.

                      (C) VACATIONS, SICK LEAVE AND HOLIDAYS. The Executive shall be entitled to four (4) weeks of paid vacation during each year of the Term (and a pro rata portion thereof for any portion of the Term and any extension thereof that is less than a full year). In addition, Executive shall be entitled to paid sick leave and holidays in accordance with the Company's usual policies for its executives.

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               4. REIMBURSEMENT OF EXPENSES. During the Term, the Company shall pay or reimburse the Executive for all reasonable travel, entertainment and other business expenses actually incurred or paid by the Executive in the performance of his duties hereunder upon presentation of expense statements or vouchers or such other supporting information as the Company may reasonably require of the Executive, but only to the extent that such expenses are incurred in accordance with the Company's general policies as in effect from time to time.

               5. TERM; TERMINATION. Subject to the provisions of this Section 5, the initial term of the Executive's employment under this Agreement shall commence on the date hereof and shall end on the first anniversary hereof (except for those obligations, if any, which by their terms survive or continue). This Agreement shall automatically be renewed upon the expiration of said one-year period for successive additional periods of one year each unless either party notifies the other in writing at least ninety (90) days prior to the expiration of the then current Term of its/his election to terminate this Agreement as of the end of such term. The initial one-year term and all renewals thereof are referred to herein as the "Term". The employment of the Executive may be terminated prior to the expiration of the Term in the manner described in this Section 5.

                      (A) TERMINATION BY THE COMPANY FOR GOOD CAUSE - The Company shall have the right to terminate the employment of the Executive for "Good Cause" (as such term is defined herein) by written notice to the Executive specifying the particulars of the conduct of the Executive forming the basis for such termination.

                      (B) TERMINATION BY THE EXECUTIVE FOR GOOD REASON - The Executive shall have the right to terminate his employment hereunder for Good Reason (as such term is defined herein) by written notice to the Company specifying the grounds constituting such Good Reason.

                      (C) TERMINATION UPON DEATH - The employment of the Executive hereunder shall terminate immediately upon his death.

                      (D) TERMINATION BY THE COMPANY WITHOUT GOOD CAUSE. The Company shall have the right to terminate the employment of the Executive without "Good Cause" upon at least ninety (90) days prior written notice to the Executive.

                      (E) THE COMPANY'S OPTIONS UPON DISABILITY. If the Executive becomes physically or mentally disabled during the Term and any extension thereof so that he is unable to perform the services required of him pursuant to this Agreement for an aggregate of 90 days in any six-month period (the "Disability Period"), the Board shall have the option, in its discretion, by giving written notice thereof, either to (A) terminate the Executive's employment hereunder; or (B) continue the employment of the Executive hereunder upon all the terms and conditions set forth herein except that for the balance of the Term and any extension thereof the Executive, while disabled, shall receive as compensation on amount equal to 50% of the Base Salary then in effect, (retaining full benefits) which compensation shall revert to full pay in

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accordance with the terms and provisions hereof when the Executive is able to resume his duties on substantially the same basis as prior to the occurrence of such disability. Regardless of which option the Company exercises or shall be deemed to have exercised, during the Disability Period, the Executive shall continue to receive his Base Salary and other benefits (other than a bonus which bonus, if any, shall be pro-rated for the number of complete months during which the Executive was employed hereunder and not disabled) provided herein net of any payments received under any disability policy or program of which the Executive is a beneficiary or recipient.

                      (F) TERMINATION DATE - Any notice of termination given pursuant to the provisions of this Agreement shall specify therein the effective date of such termination (the "Termination Date").

                      (G) CERTAIN DEFINITIONS - For purposes of this Agreement, the following terms shall have the following meanings:

                          (i) The "affiliate" of any Person means any other
Person directly or indirectly through one or more intermediary Persons, controlling, controlled by or under common control with such Person. For purposes of this definition, "control" shall mean the power to direct the management and policies of such Person, directly or indirectly, by or through stock or equity ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other Persons by or through stock or equity ownership, agency or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

                          (ii) "Change of Control" with respect to the Company,
means the occurrence of any of the following:

                                 (A) the merger or consolidation of the Company
               with one or more other corporations as a result of which the holders of the outstanding capital stock of the Company entitled to vote for the election of directors immediately before the merger hold less than 51% of such voting shares of the surviving or resulting corporation;

                                 (B) the sale of all or substantially all of the
               assets of the Company or its subsidiaries taken as a whole;

                                 (C) individuals who are representatives of
               SunCom Communications L.L.C. cease for any reason to constitute at least four members of the Board of Directors of the Company, unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of a majority of the directors then still in office who were directors at the date hereof; or


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                                 (D) Suncom Communications L.L.C. ceases to own
               at least 51% of the issued and outstanding voting shares.

Provided, however, that a Change of Control shall not be deemed to have occurred hereunder if either (A) the Executive has consented thereto or (B) such change occurs in accordance with the Second Amended and Restated Limited Liability Company Agreement of even date, as amended, of SunCom Communications L.L.C. as a result of the Company's failure to achieve certain required percentages of Plan.

                          (iii) "Good Cause" shall exist if, and only if:

                                 (A) the Executive fails in any material respect
               to perform his obligations hereunder as provided herein, provided that such Good Cause shall not exist hereunder unless the Company shall first have provided the Executive with written notice specifying in reasonable detail the factors constituting such material failure and such material failure shall not have been cured in all material respects by the Executive within ten (10) business days after such notice;

                                 (B) the Executive has been convicted of a crime
               which constitutes a felony under applicable law or has entered a plea of guilty or nolo contendere with respect thereto;

                                 (C) the Executive is dependent upon alcohol or
               illegal drugs; or

                                 (D) the Company (and its subsidiaries on a
               consolidated basis) achieves less than 70% of Plan with respect to any applicable fiscal quarter during the Term.


                          (iv) "Good Reason" means the occurrence of any of the
following events:

                                 (A) (i) the assignment to the Executive of any
               duties inconsistent in any material respect with the Executive's then position (including status, offices, titles and reporting relationships), authority, duties or responsibilities, or any other action by the Company which when taken as a whole results in a significant diminution in the Executive's position, authority, duties or responsibilities, or (ii) any other material breach by the Company of the terms and provisions of this Agreement not otherwise covered by subsections (B) and (C) below, provided that Good Reason shall not exist hereunder unless the Executive shall first have provided the Company with written notice specifying in reasonable detail the Company's breach and the Company shall not have cured

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               such breach in all material respects within ten (10) business days after such notice;

                                 (B) a Change of Control of the Company; or

                                 (C) the Company requiring the Executive to be
               based at any location other than New York City, New York except for requirements of temporary travel on the Company's business.

                          (v) "Person" means any individual, corporation,
partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court or government (or political subdivision or agency thereof).

               6. OBLIGATIONS ON TERMINATION. (A) PAYMENT OBLIGATIONS OF THE COMPANY IN CASE OF TERMINATION FOR GOOD REASON OR WITHOUT CAUSE OR REASON. (i) Upon termination of the Executive's employment pursuant to Sections 5(b), the Company shall pay the Executive a lump sum cash payment equal to the greater of
(A) three months Base Salary or (B) the Base Salary for the then remaining Term, plus, in either event, unreimbursed expenses, payable on the Termination Date, plus any accrued and unpaid bonuses.

                          (ii) Notwithstanding anything to the contrary
contained herein or in any other agreement between the Company and the Executive, in the event that Executive's employment is terminated pursuant to
Section 5(b) hereof, any and all costs and expenses, including but not limited to, reasonable legal fees incurred by Executive in enforcing or establishing any of his rights hereunder shall be immediately paid to Executive upon presentation to the Company of such itemized documentation therefor as the Company may reasonably require.

                          (iii) Upon termination of the Executive's employment
pursuant to Section 5(d), the Company shall pay the Executive a lump sum cash payment equal to the Base Salary for the then remaining Term and unreimbursed expenses payable on the Termination Date, plus any accrued and unpaid bonus.

                      (B) PAYMENT OBLIGATIONS OF THE COMPANY IN CASE OF TERMINATION FOR DEATH, VOLUNTARY RESIGNATION OR GOOD CAUSE. Upon termination of the Executive's employment upon death or disability, by the Executive for any reason other than Good Reason or by the Company for Good Cause, the Company shall have no payment obligations to the Executive, except for the payment of any accrued and unpaid compensation as of the Termination Date (including unpaid bonuses and other unpaid benefits) and reimbursement of any unreimbursed expenses except as provided pursuant to Section 5(e) above, except that, in the event of death, the Company shall also pay the Executive's estate a lump sum equal to three (3) months of the Executive's Base Salary in effect on the date of death, within ten (10) days after the date of death.


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                      (C) THE EXECUTIVE'S RIGHT TO ACQUIRE AUTOMOBILES. Upon
termination of the Executive's employment with the Company for whatever reason, at his option to be exercised by the Executive giving written notice thereof within 30 days of the Termination Date, the Executive may assume all obligations of the Company under the applicable sale or lease agreement relating to the automobile then being provided by the Company to the Executive pursuant to
Section 3 hereof provided that the Executive agrees to indemnify the Company with respect thereto. If such automobile has been fully-paid for by the Company, the Executive shall have the right to purchase it from the Company at its then book value.

                      (D) CONTINUED MEDICAL COVERAGE. Upon the termination of the Executive's employment with the Company for whatever reason, to the extent permitted by applicable law, the Company shall continue to provide the Executive with medical and hospitalization insurance coverage for a period of the longer of: (i) 12 months from the Termination Date; (ii) the period required by applicable law or (iii) the period set forth in the applicable Benefit Plans at the Executive's cost in the case of termination under Section 5(a) or 5(c) or in the case of non-renewal of the Term by the Executive pursuant to Section 5 or at the Company's cost in the case of non-renewal of the Term by the Company pursuant to Section 5 or in the case of termination under Section 5(b), (d) or
(e).

               7. SEVERABILITY. Should any provision of this Agreement be held, by a court of competent jurisdiction, to be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid or unenforceable, and this Agreement and each individual provision hereof shall be enforceable and valid to the fullest extent permitted by law.

               8. SUCCESSORS AND ASSIGNS. (a) This Agreement and all rights under this Agreement are personal to the Executive and shall not be assignable other than by will or the laws of descent. All of the Executive's rights under the Agreement shall inure to the benefit of his heirs, personal representatives, designees or other legal representatives, as the case may be.

                      (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. Any Person succeeding to the business of the Company by merger, purchase, consolidation or otherwise shall assume by contract or operation of law the obligations of the Company under this Agreement.

               9. GOVERNING LAW; JURISDICTION. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws rules thereof. The parties hereby irrevocably submit to the exclusive jurisdiction of any state or federal court in New York County, New York with respect to any dispute arising out of or in connection with this Agreement.

               10. NOTICES. All notices, requests and demands given to or made upon the respective parties hereto shall be deemed to have been given when received or refused if mailed by registered or certified mail, postage prepaid, if delivered by hand, or if delivered by Federal Express or similar overnight delivery service, addressed to the parties at their addresses set forth

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below or to such other addresses furnished by notice given in accordance with this Section 10: (a) if to the Company, to Gateway Center, 1000 Legion Place, Suite 1515, Orlando, Florida 32801, and (b) if to the Executive, to 920 Park Avenue, New York, New York 10028.

               11. COMPLETE UNDERSTANDING. This Agreement supersedes any prior contracts, understandings, discussions and agreements relating to employment between the Executive and the Company and constitutes the complete understanding between the parties with respect to the subject matter hereof. No statement, representation, warranty or covenant has been made by either party with respect to the subject matter hereof except as expressly set forth herein or therein.

               12. MODIFICATION; WAIVER. (a) This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Executive or in the case of a waiver, by the party against whom the waiver is to be effective. Any such waiver shall be effective only to the extent specifically set forth in such writing.

                      (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

               13. MUTUAL REPRESENTATIONS. (a) The Executive represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) will not constitute a default under or conflict with any agreement or other instrument to which he is a party or by which he is bound (taking into account the contemporaneous termination of the Management Agreement between SunCom Communications L.L.C. and SunCom Management L.L.C. dated September 14, 1995) and (ii) do not require the consent of any Person.

                      (b) The Company represents and warrants to the Executive that this Agreement has been duly authorized, executed and delivered by the Company and that the fulfillment of the terms hereof (i) will not constitute a default under or conflict with any agreement or other instrument to which it is a party or by which it is bound and (ii) do not require the consent of any Person.

                      (c) Each party hereto warrants and represents to the other that this Agreement constitutes the valid and binding obligation of such party enforceable against such party in accordance with its terms.

               14. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

               15. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.


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               IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed in its corporate name by one of its officers duly authorized to enter into and execute this Agreement, and the Executive has manually signed his name hereto, all as of the day and year first above written.


                                           AUDIO COMMUNICATIONS NETWORK, INC.


_____________________                      By:_______________________________
Witness                                    Name/Title:_______________________


_____________________                      __________________________________
Witness                                          MITCHELL KLEINHANDLER

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